UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2017

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Frederick Street, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2017, World Acceptance Corporation (the “Company”) and Tara E. Trantham agreed that Ms. Trantham’s employment and role as Senior Vice President, Secretary and General Counsel of the Company would terminate effective January 1, 2018.

The Company and Ms. Trantham entered into a separation agreement (the “Separation Agreement”) on December 31, 2017 in connection with Ms. Trantham’s separation from the Company. The Company and Ms. Trantham have agreed that the termination of Ms. Trantham’s employment will be treated as a termination by the Company without cause (other than in connection with a change of control) for all purposes under her employment agreement and related equity award agreements with the Company. Under the Separation Agreement, Ms. Trantham is entitled to receive (i) a lump sum payment equal to $12,035.04 for accrued base salary and accrued vacation through the termination date; (ii) a lump sum payment equal to $12,529.92 for 12 months of COBRA premiums, (iii) $276,981.95 of vested accrued benefits under the Company’s 2005 Supplemental Income Plan, and (iv) $195,569 in severance payments, representing 12 months of Ms. Trantham’s base salary and payable in 12 equal monthly installments. In addition, certain equity awards that were previously granted to Ms. Trantham will vest and become exercisable in accordance with the terms of Ms. Trantham’s employment agreement with the Company and the applicable plans and award agreements. Ms. Trantham will also be eligible to receive a pro rata bonus payment for the current fiscal year, provided the Company meets the corporate goals established by the Company’s Board of Directors for the current fiscal year. The Separation Agreement includes customary waiver and release provisions in favor of the Company, as well as non-competition, confidentiality, and non-disparagement covenants.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement by and between World Acceptance Corporation and Tara E. Trantham, dated as of December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

Date:	January 4, 2018	By:	/s/ John L. Calmes, Jr
John L. Calmes, Jr
Senior Vice President and Chief Financial Officer